      As filed with the Securities and Exchange Commission on July 31, 1997

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             VIRCO MFG. CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                              95-1613718
        (State or Other Jurisdiction                 (I.R.S. Employer
      of Incorporation or Organization)           Identification Number)

              2027 HARPERS WAY                             90501
            TORRANCE, CALIFORNIA                        (Zip Code)
  (Address of Principal Executive Offices)

                            1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                ROBERT A. VIRTUE
                             CHIEF EXECUTIVE OFFICER
                             VIRCO MFG. CORPORATION
                                2027 HARPERS WAY
                           TORRANCE, CALIFORNIA 90501
                                 (310) 633-0474

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)


                                   Copies to:
                             RUSSELL C. HANSEN, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                       2029 CENTURY PARK EAST, SUITE 4000
                       LOS ANGELES, CALIFORNIA 90067-3026
                                 (310) 552-8500


=============================================================================================================================
                         CALCULATION OF REGISTRATION FEE
------------------------------ ----------------------- ------------------------ ------------------------ --------------------
                                                              PROPOSED             PROPOSED MAXIMUM           AMOUNT OF
     TITLE OF SECURITIES            AMOUNT TO BE       MAXIMUM OFFERING PRICE     AGGREGATE OFFERING        REGISTRATION
      TO BE REGISTERED             REGISTERED (1)           PER SHARE (2)              PRICE (2)                 FEE
------------------------------ ----------------------- ------------------------ ------------------------ --------------------
Common Stock, par value $.01
per share. . . . . . . . .            300,000                    N/A                  $8,718,750                  $2,643
------------------------------ ----------------------- ------------------------ ------------------------ --------------------

(1) All of the 300,000 shares of Common Stock being registered hereunder are reserved for issuance pursuant to the 1997 Stock Incentive Plan (the "1997 Plan"). Pursuant to Rule 416, there also is being registered such number of additional shares of Common Stock which may become available for issuance pursuant to the foregoing 1997 Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average price of the Common Stock on July 25, 1997, which was $29.0625.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Form S-8.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's latest annual report or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by Registrant's prospectus referred to in (1) above;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form 8-B, filed with the Commission on August 14, 1984, File No. 00108777, together with any amendment or report filed with the Commission for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

                  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers, directors and employees of a corporation under certain conditions and subject to certain limitations. The Registrant's Bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant (including in connection with an employee benefit plan) as a director, officer, employee or agent of another corporation or enterprise. Depending upon the character of the proceeding, under Delaware law and pursuant to the Registrant's Bylaws, the Registrant may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (and, under certain circumstances, make advances for such expenses) if the Board of Directors determines that the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above, the Registrant would have the right to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

                  Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith,
(iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or
(v) for any transactions from which the director derived an improper personal benefit. Article XIX of the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as director.

                  The Registrant also maintains a liability insurance policy that insures directors and officers against certain liabilities incurred by them in their capacities as such, or arising out of their status as such.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

                  5        Opinion of Gibson, Dunn & Crutcher LLP.
                  23.1     Consent of Gibson, Dunn & Crutcher LLP (included in
                           Exhibit 5).
                  23.2     Consent of Ernst & Young LLP (independent auditors).

ITEM 9.           UNDERTAKINGS.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)  To include any prospectus  required by
                           section  10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Torrance, State of California, on this 31st day of July, 1997.

                             VIRCO MFG. CORPORATION

                                     By:         /s/ ROBERT A. VIRTUE
                                        -------------------------------------
                                                  Robert A. Virtue
                                            Chief Executive Officer and
                                         Chairman of the Board of Directors

Each person whose signature appears below constitutes and appoints Robert A. Virtue and James R. Braam, and each of them, his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                      Title                                 Date
                 ---------                                      -----                                 ----
         /s/ ROBERT A. VIRTUE                        Chief Executive Officer and                 July 31, 1997
----------------------------------------------    Chairman of the Board of Directors
             Robert A. Virtue                        (Principal Executive Officer)


            /s/JAMES R. BRAAM                         Vice President -- Finance,                 July 31, 1997
----------------------------------------------         Secretary and Treasurer
              James R. Braam                         (Principal Financial Officer)

           /s/ ROBERT E. DOSE                            Corporate Controller                    July 31, 1997
----------------------------------------------      (Principal Accounting Officer)
              Robert E. Dose


          /s/ DONALD S. FRIESZ                                 Director                          July 31, 1997
----------------------------------------------
             Donald S. Friesz


           /s/ GEORGE W. OTT                                   Director                          July 31, 1997
----------------------------------------------
               George W. Ott


         /s/ DONALD A. PATRICK                                 Director                          July 31, 1997
----------------------------------------------
             Donald A. Patrick


         /s/ JOHN H. STAFFORD                                  Director                          July 31, 1997
----------------------------------------------
             John H. Stafford


           /s/ HUGH D. TYLER                                   Director                          July 31, 1997
----------------------------------------------
               Hugh D. Tyler


         /s/ DOUGLAS A. VIRTUE                                 Director                          July 31, 1997
----------------------------------------------
             Douglas A. Virtue


         /s/ RAYMOND W. VIRTUE                                 Director                          July 31, 1997
----------------------------------------------
             Raymond W. Virtue


         /s/ JAMES R. WILBURN                                  Director                          July 31, 1997
----------------------------------------------
             James R. Wilburn

                                INDEX TO EXHIBITS


  EXHIBIT
   NUMBER                       DESCRIPTION OF EXHIBIT
  -------                       ----------------------
     5        Opinion of Gibson, Dunn & Crutcher LLP.

    23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

    23.2      Consent of Ernst & Young LLP.

    24.1      Power of Attorney (included on the signature pages of this Registration Statement).